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                                                                   EXHIBIT 10.15

                           SOFTWARE LICENSE AGREEMENT


         This SOFTWARE LICENSE AGREEMENT (this "Agreement"), made and entered into this 1st day of April, 1999 (the "Effective Date"), by and between Digital Matrix Systems, Inc., a Texas corporation (hereinafter "DMS"), and Intersections Inc., a Delaware corporation (hereinafter "Intersections").

                                  WITNESSETH:

         WHEREAS, DMS and Intersections have previously entered into certain agreements relating to DMS' proprietary consumer credit reporting software, namely, a Software Development Agreement, a Software License and Services Agreement and a Support and Maintenance Agreement, each dated as of March 27, 1997 (the "1997 Agreements"), whereby DMS agreed to develop and design to the specifications and requirements of Intersections certain application software known as the Membership Management System ("MMS"), to license MMS to Intersections, and to license DMS' Credit Toolkit(TM) software to allow Intersections to access DMS' systems and services, and to provide maintenance and support services for the MMS software and the Credit Toolkit(TM) software in exchange for per use license fees charged to Intersections by DMS and an annual maintenance and support fee;

         WHEREAS, Intersections desires to purchase the MMS software and related documentation; and

         WHEREAS, Intersections desires to perform, at its premises, the functions of accessing data from the three principal credit bureaus (and others if appropriate in the future), transferring such data to a common useable format, converting such data into three bureau merged credit profiles for consumer use, storing such reports and data for future use, receiving periodic data reports from the bureaus and performing a monitoring function on such data, all in a manner comparable to that currently performed by DMS as a service provider to Intersections; and

         WHEREAS, Intersections desires to receive the advice and assistance from DMS to transfer the necessary know-how to operate the Licensed Software (as defined herein), perform the processes currently performed by DMS to effect the services delivered by DMS for Intersections, and to develop changes in the business functionality of the software pursuant to the terms and conditions of a Support and Maintenance Agreement attached hereto as Exhibit A; and

         WHEREAS, Intersections desires to obtain a license from DMS to utilize all DMS software necessary to effect the transfer of the operational procedures described above, including the Credit Toolkit(TM) in Object Code (as defined herein) form only, and the Merge and Monitoring System software in Object Code form only to perform certain credit report monitoring and merging operations at Intersections for so long as Intersections is in the Business (as defined); and
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         WHEREAS, DMS has agreed to sell the MMS Software and grant the licenses to the Credit Toolkit(TM) and Merger and Monitoring System software and to provide support and maintenance services with respect to the Credit Toolkit(TM) and Merge and Monitoring System software in exchange for the consideration set forth in this Agreement, provided that all of DMS' ownership rights in its proprietary software are retained by DMS and that Intersections agrees not to use the DMS software for any purpose not specifically contemplated in this Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties, intending to be legally bound, agree as follows:

         Section 1. DEFINITIONS. The following definitions shall apply to this
Agreement:

         (a) "Affiliate" when used with respect to Intersections, shall mean Intersections' parent corporation or any of its majority owned subsidiaries.

         (b) "Business of Intersections" shall refer to (i) the business of, directly or indirectly, providing to individuals information regarding such individuals' credit reports and/or periodically monitoring on the individuals' behalf such individuals' files at the credit reporting agencies, and/or (ii) any business which involves the use of the Licensed Software in connection with providing credit information to individuals regarding themselves.

         (c) "Business OF DMS" shall refer to the business of providing credit report merging, risk analysis, credit score development and/or validation, development and delivery of credit report summary attributes, software tools and data analysis services, and monitoring services to persons or entities other than individuals and services other than that which is the Business of Intersections.

         (d) "Credit Toolkit(TM)" shall refer to DMS' proprietary Credit Toolkit(TM) computer software, which is described on Schedule A attached hereto, and, unless the context requires otherwise, shall include the Credit Toolkit(TM) Documentation.

         (e) "Documentation" shall refer to any and all associated user manuals, documentation and any other written supporting materials relating to Credit Toolkit(TM), MMS and Merge and Monitoring System as are currently maintained by DMS. The Documentation shall be divided into three parts, each of which relate to the three individual programs licensed under this Agreement, namely, the "Credit Toolkit(TM) Documentation," the "MMS Documentation" and the "Merge and Monitoring System Documentation."

         (f) "Enhancement" shall refer to any modification or enhancement that, when made or added to the Licensed Software, materially changes its utility, efficiency, functional capability or application.


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         (g) "Internal Purposes" shall refer to the credit services related to the Business of Intersections and other strictly internal purposes of (i) Intersections, (ii) Intersections's Affiliates and (iii) a successor of Intersections. The parties hereto expressly agree that "Internal Purposes" shall not include providing credit report merging and monitoring services or services other than that which is the Business of Intersections.

         (h) "Insolvency Event" shall mean: (1) a party's consent to the filing of a petition of bankruptcy against it; (2) a general assignment for the benefit of creditors by a party; (3) filing of a petition of bankruptcy against a party which remains unstayed or is not dismissed within 60 days after such filing;
(4)adjudication of a party by a court of competent jurisdiction as being bankrupt or insolvent; (5) a party's application for reorganization under any bankruptcy act or law or a party's consent to the filing of a petition seeking such reorganization; (6) the entry of a final decree against a party by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency covering all or substantially all of a party's property or providing for liquidation of a party's property or business.

         (i) "Licensed Software" shall refer collectively to the Credit Toolkit(TM) and the Merge and Monitoring System listed in Schedule A attached hereto and made a part of this Agreement, and unless the content requires otherwise, shall include the Documentation and any Enhancements thereto made or provided by DMS or Intersections.

         (j) "MMS" shall refer to DMS' proprietary MMS computer software, which currently in use as a Membership Management System at Intersections, and, unless the context requires otherwise, shall include the MMS Documentation.

         (k) "Merge and Monitoring System" shall refer to DMS' proprietary Merge and Monitoring System computer software, which is described on Schedule A attached hereto, and, unless the context requires otherwise, shall include the Merge and Monitoring System Documentation.

         (l) "Object Code" means the format of the Licensed Software that results from the assembly, compilation, translation or processing of the Source Code (as defined herein) into machine language or code executable by a computer using an operating system and platform as specified in this Agreement. The Object Code is machine readable and it would be very difficult for any person to understand the Licensed Software's internal logic and structure from the Object Code format of the Licensed Software.

         (m) "Source Code" means the format in which the Licensed Software was developed and from which the internal logic and structure of the Licensed Software may be directly deduced by a person skilled in computer programming. The Source Code can be used by such a skilled person to generate the Licensed Software's Object Code.

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         (n) "Specifications" shall refer to the functional performance parameters of the Licensed Software on the Effective Date of this Agreement as set forth on Schedule A.

         Section 2. TERMINATION OF THE 1997 AGREEMENTS. The parties hereby agree that the 1997 Agreements shall be terminated by this Agreement, and that this Agreement shall supersede the 1997 Agreements.

         Section 3. SALE OF MMS: LICENSE TO LICENSED SOFTWARE.

         (a) DMS hereby sells, assigns and transfers to Intersections all right, title and interest in and to MMS, including all Source Code, operating instructions, and compiling instructions.

         (b) DMS hereby grants Intersections a personal and nonexclusive license (without the right to assign, transfer or sublicense except to Intersections' Affiliates in accordance with Section 21(i) hereof) to use the Credit Toolkit(TM) and the Merge and Monitoring System (each, in Object Code form only), at Intersections's principal office location as indicated in Section 21(g) of this Agreement and facilities owned or leased by Intersections for Internal Purposes only and in accordance with the terms and conditions set forth herein.

         Section 4. ENHANCEMENTS: OWNERSHIP OF ENHANCEMENTS.

         (a) Any Enhancements to the Licensed Software whether made or provided by DMS, Intersections or Intersections personnel shall become part of the Licensed Software and subject to the terms and conditions hereof.

         (b) Unless otherwise agreed to in writing by the parties, any Enhancements to the Credit Toolkit(TM) and/or the Merge and Monitoring System, including all intellectual property rights associated therewith, made or provided by DMS hereunder (whether alone or with any contribution from Intersections or its personnel) shall be owned exclusively by DMS. To the extent Intersections or its personnel may acquire any right or interest in the Licensed Software and any Enhancements to the Credit Toolkit(TM) and/or the Merge and Monitoring System by operation of law, Intersections irrevocably assigns all such rights and interest exclusively to DMS. Intersections shall maintain and enforce agreements and policies with its personnel sufficient to give effect to the provisions of this Section 4. Intersections hereby covenants and agrees to execute such further instruments and documents as in the reasonable judgment of DMS are or may be necessary or convenient to carry out or effectuate the assignment of any rights or interest in and to the Licensed Software and any Enhancements thereto.

         (c) Unless otherwise agreed to in writing by the parties, any enhancements or modifications to the MMS, including all intellectual property rights associated therewith, made or provided exclusively by Intersections or any Intersections personnel, or by DMS or any DMS


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personnel if DMS agrees in writing to make or add Enhancements to the MMS, shall be owned exclusively by Intersections. To the extent DMS or its personnel may by operation of law acquire any right or interest in the modifications and enhancements to the MMS made or provided by Intersections or Intersections personnel, DMS irrevocably assigns all such right and interest exclusively to Intersections. DMS hereby covenants and agrees to execute such further instruments and documents as in the reasonable judgment of Intersections are or may be necessary or convenient to carry out our effectuate the assignment of any rights or interest in and to the modifications and enhancements to the MMS made or provided exclusively by Intersections or Intersections personnel.

         Section 5. TERM.

         (a) The term of the license to the Licensed Software commences upon the date of this Agreement and, unless earlier terminated pursuant to the terms and conditions hereof, will continue until the shorter of (i) 20 years from the date of this Agreement or (ii) the date Intersections is no longer engaged in the Business (the "Cessation Date") or the Final Adjudication Date (as defined below), as applicable. Upon the expiration of the term of this Agreement, this Agreement and the licenses granted hereunder shall automatically terminate and Intersections shall immediately pay to DMS all license fees plus any other charges due and owing to DMS hereunder.

         (b) In the event Intersections is no longer engaged in the Business, Intersections will deliver to DMS a certificate signed by the President and Chief Executive Officer of Intersections certifying to DMS that Intersections is no longer engaged in the Business and the Cessation Date and the circumstances surrounding the same. In the event the parties hereto dispute whether or not Intersections has ceased the Business or the occurrence of the Cessation Date, the parties shall submit such dispute to arbitration in accordance with Section 20 hereof and this Agreement and the rights and obligations of the parties hereunder shall not terminate but shall continue until such date as is finally adjudicated in the proceedings (the "Final Adjudication Date"). Intersections shall have the burden to prove that it is no longer engaged in the Business in any mediation, arbitration, judicial or other administrative proceeding in which this is at issue.

         Section 6. DELIVERY AND INSTALLATION. DMS will deliver to Intersections any portion of the MMS or the Licensed Software not already in Intersections's possession and control, on or about January 31, 2000. Intersections, at its expense, will install the MMS and the Licensed Software promptly upon receipt thereof. Intersections is responsible for procuring, installing and maintaining the MMS and the Licensed Software and any equipment, telephone lines, communication interfaces and other hardware necessary to operate the MMS and the Licensed Software.

         Section 7. SUPPORT AND MAINTENANCE. Intersections shall be responsible for the support and maintenance of MMS. As of the Effective Date, any support for the MMS Software provided


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by DMS shall be at Intersections's expense, and shall be invoiced at DMS' then current hourly rate. DMS shall agree to provide support and maintenance services to Intersections with respect to the Merge and Monitoring System and the Credit Toolkit(TM) pursuant to the terms and conditions of a separate Support and Maintenance Agreement substantially in the form attached hereto as Exhibit A.

         Section 8. CONDITIONS OF LICENSE.

         (a) Intersections shall not install the Licensed Software at any location other than a facility owned or leased by Intersections without DMS' prior express written authorization, which will not be unreasonably withheld.

         (b) Intersections acknowledges that DMS has and retains all right, title and interest in and to the Licensed Software and that full title to and ownership of the Licensed Software, including without limitation all intellectual property rights, remains with DMS. Intersections has no rights in or to the Licensed Software except as expressly granted under this Agreement.

         (c) In no event shall the Licensed Software or any portion thereof, including without limitation the Credit Toolkit(TM) and/or the Merge and Monitoring System, be disclosed, made available to or used for the benefit of any third party, sold, assigned, leased, sublicensed or otherwise disposed of, commercially exploited or marketed in any way, with or without change, by Intersections or any of Intersections's subsidiaries, affiliates, employees or agents, other than for the purpose of operating and servicing the Business of Intersections. No service bureau work or time-sharing arrangement is permitted. Intersections will treat and hold the Licensed Software in strict confidence, will restrict access to the Licensed Software to Intersections's authorized employees and will inform Intersections's employees of the provisions of this
Section 8(c). Intersections's obligations under this Section 8(c) will survive any termination, rescission or expiration of this Agreement.

         (d) Intersections acknowledges the proprietary and confidential nature of the Licensed Software, that DMS' copyright subsists in the Licensed Software, and that the existence of a copyright notice will not cause or be construed as causing the Licensed Software to be in the public domain. Intersections may not copy the Licensed Software other than for archival or backup purposes unless specifically authorized in writing by DMS in advance, or pursuant to the terms of this Agreement. Intersections will retain in any such copy of the Licensed Software or the Documentation, and will affix to the media upon which it is copied, any proprietary markings or legends placed upon or contained within the Licensed Software or Documentation.

         (e) DMS may, at any time during the term of this Agreement and with five business days' prior notice, gain access to Intersections's premises, for the limited purpose of conducting an inspection to determine and verify that Intersections is in compliance with the terms and conditions hereof. Intersections will promptly grant such access and cooperate with DMS in the

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inspection; provided, however, that the inspection will be conducted in a manner that will not unreasonably disrupt Intersections's business and will be restricted in scope, manner and duration to that reasonably necessary to achieve its purpose.

         (f) Intersections agrees that the Licensed Software is and will remain after termination of this Agreement the valuable, proprietary and confidential property of DMS, that the violation of any of the foregoing paragraphs of this
Section 8 would cause DMS irreparable injury for which it would have no adequate remedy at law, and that DMS will be entitled to preliminary and other injunctive relief against any such violation. Such injunctive relief will be in addition to, and in no way in limitation of, any other remedies or rights that DMS may have at law or in equity.

         Section 9. CONSIDERATION. In consideration for the license granted and the Services performed hereunder, Intersections shall pay to DMS beginning April 1, 1999 and ending on March 31, 2019 of each year, monthly installments of $125,000 each within ten days following the end of each month, the first payment of which shall be due within ten days following April 30, 1999. In the event a Cessation Date occurs prior to March 31, 2009, Intersections will pay DMS a cancellation fee in the amount of $3,500,000 within 90 days of such Cessation Date. The requirement to pay within ten days is waived for payments due prior to January 31, 2000 as long as Intersections has paid all prior due payments by January 31, 2000.

         Section 10. LIMITED WARRANTY OF LICENSED SOFTWARE. DMS warrants that until April 30, 2000, the Licensed Software shall conform in all material respects to the Specifications. DMS does not warrant that the Licensed Software will meet Intersections's requirements or that its operation will be uninterrupted or error free. This warranty does not cover any product or component that has been altered or changed in any way by anyone other than DMS, and DMS is not responsible for problems caused by hardware, components or software not provided by DMS. In the event of a breach of the foregoing warranty, DMS' sole obligation, and Intersections's sole and exclusive remedy, shall be that DMS shall promptly correct the non-conforming Licensed Software without charge. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, AND DMS EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. DMS SELLS, TRANSFERS AND ASSIGNS MMS TO INTERSECTIONS AS-IS, WHERE-IS AND WITH ALL FAULTS.

         Section 11. PATENT AND COPYRIGHT INDEMNIFICATION. DMS shall defend, indemnify and hold Intersections harmless from and against any third party claim of patent or copyright infringement relating to the Licensed Software, provided that Intersections promptly notifies DMS in writing of any such claim and allows DMS to control, and fully cooperates with DMS in, the defense of any such claim and all related settlement negotiations. In the event an injunction is sought or obtained against Intersections's use of the Licensed Software as a result of any such infringement claim, DMS shall, at its sole option and expense, either (a) procure for Intersections


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the right to continue using the affected Licensed Software, (b) replace or modify the affected Licensed Software so that it does not infringe, or (c) terminate the license relating to the affected Licensed Software and refund to Intersections an amount equal to the fees, if any, paid by Intersections hereunder in respect of any Services not yet performed as of the date of termination. THE FOREGOING CONSTITUTES THE ENTIRE LIABILITY OF DMS AND INTERSECTIONS'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY CLAIMS OF PATENT OR COPYRIGHT INFRINGEMENT.

         Section 12. LIMITATION OF LIABILITY. For all claims relating to this Agreement, whether in contract, tort, strict liability, or otherwise, Intersections's sole and exclusive remedy shall be: (a) the sole and exclusive remedy specified in this Agreement for such claim; or (b) if no such exclusive remedy is expressly specified in this Agreement for such claim, including any claim for failure to provide such an exclusive remedy, the right to compel specific performance or enforcement of the terms of this Agreement. IN NO EVENT SHALL DMS BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR INDIRECT DAMAGES, INCLUDING BUT NOT LIMITED TO ANY DAMAGES RESULTING FROM A DISRUPTION IN INTERSECTIONS'S BUSINESS, EVEN IF DMS HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

         Section 13. WAIVER OF CONSUMER RIGHTS. (a) INTERSECTIONS WAIVES ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT,
SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE AND SECTION 349 OF ARTICLE 22-A (CONSUMER PROTECTION FROM DECEPTIVE ACTS AND PRACTICES) OF THE GENERAL BUSINESS LAW OF THE STATE OF NEW YORK, LAWS THAT GIVE CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, INTERSECTIONS VOLUNTARILY CONSENTS TO THIS WAIVER.

         (b) In order to evidence its ability to grant such a waiver, Intersections represents and warrants to DMS that (i) Intersections is not in a significantly disparate bargaining position with respect to the transactions contemplated by this Agreement and (ii) Intersections is represented by legal counsel selected solely by Intersections in connection with the transactions contemplated by this Agreement, including such waiver, and such attorney was not directly or indirectly identified, suggested or selected by DMS or an agent of DMS.

         Section 14. TERMINATION; REMEDIES.

         (a) Either party shall be in default if it fails to perform any of its duties or obligations hereunder and does not cure such failure within 30 days after written notice is given to the defaulting party. Upon a default, the non-defaulting party may terminate this Agreement by providing written notice of termination to the defaulting party, and DMS may cancel the license(s) granted hereunder. If DMS is in default under this Agreement, Intersections may continue to use


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the license for up to one year and pay DMS for such use at a rate of $125,000 per month. If Intersections is in default under this Agreement, DMS may elect, in lieu of terminating this Agreement, to enforce specific performance of this Agreement. DMS SHALL NOT BE LIABLE TO INTERSECTIONS FOR ANY COSTS, EXPENSES OR DAMAGES (DIRECT OR OTHERWISE) INCURRED AS A RESULT OF THE EXERCISE OF ANY AND ALL OF DMS' RIGHTS AND REMEDIES UNDER THIS SECTION 14.

         (b) Either party may terminate this Agreement if an Insolvency Event occurs with respect to the other party.

         (c) Except as provided in subsection (d) below, upon expiration, rescission or termination of this Agreement for any reason, or of any licenses granted hereunder, (i) the provisions of Sections 8(b), 8(c), 8(d), 8(f), 12, 13, 14, 18 and 19 will survive and (ii) Intersections will promptly remove all Licensed Software from its computers, return all copies of the Licensed Software (including Documentation) to DMS, and execute and deliver to DMS a certificate, signed by an officer of Intersections, stating that all copies of the affected Licensed Software have been removed and returned. Upon termination of this Agreement by either party in accordance with this Section 14, DMS' obligation to provide warranty, maintenance or other services under this Agreement or a separate agreement shall cease.

         (d) Upon valid termination of this Agreement by Intersections upon the occurrence of an Insolvency Event with respect to DMS, DMS shall be deemed to have granted Intersections a perpetual, worldwide, royalty-free, fully paid-up, irrevocable, non-exclusive and non-transferable right and license to the Source Code of the Licensed Software, including Source Code pertaining to work in progress, which license shall survive termination of this Agreement. At any time upon Intersection's written request, DMS will provide a copy of all necessary Source Code of the Licensed Software and instructions or manuals related thereto to an escrow agent selected by DMS and agreeable to Intersections. All costs related to such escrow will be borne by Intersections.

         (e) Upon valid termination of this Agreement by DMS or Intersections, Intersections shall immediately pay to DMS all license fees that are due and payable hereunder through the month ending immediately before the termination date plus the pro rata amount of any license fees from the end of that month through the termination date, plus any other charges due and owing to DMS hereunder.

         Section 15. TAXES AND OTHER CHARGES. In addition to all applicable license and administrative fees, Intersections will pay amounts equal to all sales, use, personal property and other taxes resulting from this Agreement or any activities under this Agreement, excluding taxes based on DMS' net income, unless Intersections furnishes proof of exemption from payment of such taxes which is in a form reasonably acceptable to DMS. Any sum due DMS for which a time of payment is not specified will be paid within 30 days after receipt of an invoice therefor


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from DMS. Any sums not paid when due shall automatically accrue interest from the date when due until actually paid at the rate of eighteen percent (18%) per annum or the highest rate allowed by law, whichever is less.

         Section 16. TECHNICAL CONTACT. DMS will deliver all notices and communications concerning technical, maintenance and administrative matters, and all shipments of software, hardware and documentation, to the attention of the individual or group designated by Intersections in writing as Intersections's Technical Contact at the address set forth in Section 21(g) of this Agreement.

         Section 17. COMPLIANCE WITH LAWS; AGREEMENTS. Intersections shall use the Licensed Software in accordance with all applicable laws, including the Fair Credit Reporting Act 15 U.S.C. Section 1681 et seq., as amended ("FCRA") and all other applicable federal or state credit reporting laws, statutes and regulations, and all of Intersections's agreements with credit agencies. In this regard, Intersections agrees that it will use credit reports and other credit information accessed through the Licensed Software only for permissible purposes under the FCRA. Intersections hereby agrees to protect, defend, indemnify and save harmless DMS, and all of its officers, directors, agents, employees, representatives and assigns from any and all costs, expenses, liabilities and claims of whatsoever kind or nature and however arising out of, caused by or based upon Intersections's failure to comply strictly with the foregoing laws, statutes, agreements or regulations, or upon Intersections's misuse or misrepresentation of a consumer's credit information accessed through the Licensed Software, or other misuse of the Licensed Software.

         Section 18. NONCOMPETITION: NONSOLICITATION. (a) Intersections acknowledges that pursuant to the terms of this Agreement DMS has agreed to provide Intersections with valuable and proprietary information, including MMS and the license to the Licensed Software granted hereunder, and the confidential information identified in Section 19 below. Intersections acknowledges that this proprietary and confidential information is valuable to DMS and, therefore, its protection and maintenance constitutes a legitimate interest to be protected by Intersections. Therefore, Intersections agrees that during the term of this Agreement and for a period commencing upon the termination of this Agreement and ending on the second anniversary of such termination, Intersections will not, directly or indirectly, engage or participate in any business that is in competition in any manner whatsoever with the Business of DMS as currently conducted in any state in which DMS is conducting or reasonably expects to conduct or expand its business. During the term of this Agreement and for a period commencing on the termination of this Agreement and ending on the second anniversary of such termination, DMS will not, directly or indirectly engage or participate in any business that is in competition with in any manner whatsoever with the Business of Intersections as currently conducted in any state in which Intersections is conducting or reasonably expects to conduct or expand its business.

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         (b) Intersections shall not during the term of this Agreement and for a period commencing upon the termination of this Agreement and ending upon the second anniversary of such termination, either directly or indirectly, (i) call on, solicit or take away any of the customers of DMS with whom Intersections became acquainted during Intersections's association with DMS or (ii) recruit or hire or attempt to recruit or hire, directly or indirectly, any employee, consultant or independent contractor of DMS. DMS shall not during the term of this Agreement and for a period commencing upon the termination of this Agreement and ending upon the second anniversary of such termination, either directly or indirectly, (i) call on, solicit or take away any of the customers of Intersections with whom DMS became acquainted during DMS' association with Intersections or (ii) recruit or hire or attempt to recruit or hire, directly or indirectly, any employee, consultant or independent contractor of Intersections.

         (c) Each party represents to the other party that the enforcement of the restrictions contained in this Section 18 would not be unduly burdensome to each such party.

         (d) Each party agrees that a breach or violation of this Section 18 by the other party would cause the non-breaching party irreparable injury for which it would have no adequate remedy at law, and that such non-breaching party will be entitled to preliminary or other injunctive relief issued by any court or arbitration panel of competent jurisdiction, restraining any such breach or violation. Such injunctive relief will be in addition to, and in no way in limitation of any other remedies or rights that the non-breaching party may have at law or in equity.

         Section 19. CONFIDENTIALITY. Intersections understands and agrees that in DMS' performance of its duties hereunder, DMS will communicate to Intersections certain confidential and proprietary information concerning the Business of DMS and the Licensed Software, and including without limitation (i) certain know-how, technology, techniques, computer code for the software products proprietary to DMS, whether in Source Code or Object Code form, and related documentation for the software products proprietary to DMS and (ii) credit attributes derived from credit information derived from the credit bureaus, including the selection, definition and sequencing of such credit information, all of which are confidential, proprietary information and trade secrets of DMS (collectively the "DMS Confidential Information"). Intersections agrees to hold all such DMS Confidential Information, and any other information and/or materials identified by DMS as confidential, for Internal Purposes solely as contemplated by this Agreement and shall not, without specific prior written consent of an authorized officer of DMS, utilize in any manner, communicate or disclose any part thereof to any third party. Intersections shall require all of its agents and employees to sign a confidentiality agreement satisfactory to DMS and shall vigorously enforce such agreement. Intersections acknowledges that (i) the restrictions contained in this Section 19 are reasonable and necessary to protect DMS' legitimate interests, (ii) remedies at law will be inadequate and any violation of these restrictions will cause irreparable damage to DMS within a short period of time, and (iii) DMS will be entitled to injunctive relief against each violation. Intersections further agrees that all confidentiality commitment hereunder shall survive termination of this Agreement for any reason. DMS agrees that in the course of


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performing its services hereunder it will receive or learn certain proprietary and confidential information about Intersections, including its business practices, client relationships, and customer data (collectively, the "Intersections Confidential Information"). DMS agrees to hold all such Intersections Confidential Information, and any other information and/or materials identified by Intersections as confidential, for Internal Purposes solely as contemplated by this Agreement and shall not, without specific prior written consent of an authorized officer of Intersections, utilize in any manner, communicate or disclose any part thereof to any third party. Intersections shall require all of its agents and employees to sign a confidentiality agreement satisfactory to Intersections and shall vigorously enforce such agreement. Intersections acknowledges that (i) the restrictions contained in this Section 19 are reasonable and necessary to protect Intersections' legitimate interests, (ii) remedies at law will be inadequate and any violation of these restrictions will cause irreparable damage to Intersections within a short period of time, and (iii) Intersections will be entitled to injunctive relief against each violation. Intersections further agrees that all confidentiality commitment hereunder shall survive termination of this Agreement for any reason.

         Section 20. DISPUTE RESOLUTION. (a) The parties agree that other than the right to apply to a court of competent jurisdiction for a temporary restraining order to preserve the status quo or prevent irreparable harm pending the selection and confirmation of a mediator or arbitrator, any dispute between DMS and Intersections under this Agreement or involving its interpretations or obligations shall be determined by mediation and, if necessary, by arbitration as follows:

         (b) In the event of any dispute arising out of this Agreement, as a condition to commencing arbitration, the aggrieved party shall give the other party written notice of the matters considered to be in dispute and if the dispute is not settled within ten business days of the receipt of such notice by the other party, then the dispute shall be submitted to mediation in New York, New York, unless the parties agree otherwise. Costs of mediation shall be borne equally by the parties. Mediation of the dispute shall be completed within 15 days of its commencement unless the parties extend the time by mutual agreement, or unless the mediator declares the parties to be at an impasse. In the event of an impasse or completion of the mediation without resolution of the dispute, the aggrieved party may initiate arbitration as provided in subparagraph (c).

         (c) Any questions or disputes (including disputes as to any amounts owed) that have first been submitted to mediation in accordance with the procedure in subparagraph (a) shall be submitted to arbitration in accordance with the then pertaining rules for commercial arbitration of the American Arbitration Association by a single arbitrator selected by the American Arbitration Association or by an arbitrator agreed upon by the parties. Any such arbitration shall be held in New York, New York unless the parties agree otherwise. The arbitrator shall have substantial expertise in the field of computer software technology and licensing. The parties shall be entitled to conduct reasonable discovery, in accordance with the New York Rules of Civil Procedure and applicable case law, prior to the arbitration hearing, and the New York Rules of Evidence shall be applicable to the arbitration proceeding. The decision of the arbitrators shall be final and binding on DMS and Intersections and may be entered and enforced in any court of competent jurisdiction by either party.

         Section 21. GENERAL TERMS AND CONDITIONS. (a) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter, and supersedes any and all related prior understanding and agreements, oral or written. This Agreement cannot be modified or amended except in writing signed by both parties.

         (b) Force Majeure. DMS shall be excused from delays in performing or from its failure to perform hereunder, and such delays or failures shall not constitute breaches of this Agreement, to the extent that such delays or failures result from causes beyond its reasonable control, including but not limited to the acts or omissions of the credit reporting bureaus (e.g., one or more of the credit bureaus ceases to provide credit information to DMS), labor disputes, strikes, or other labor or industrial disturbances, acts of God, floods, lightning, shortages of materials, utility or communication failures, earthquakes, casualty, war, riots, insurrections, embargoes, regulations or orders from any government, agency or subdivision thereof; provided that, in order to be excused from delay or failure to perform, DMS must act diligently to remedy the cause of such delay or failure.

         (c) No Agency. DMS does not undertake by this Agreement or otherwise to perform any obligation of Intersections, whether by regulation or contract. In no way is DMS to be construed as the agent or acting as the agent of Intersections in any respect, all other provisions of this Agreement notwithstanding. DMS does not grant to Intersections any authority of any kind to bind DMS in any respect whatsoever. Intersections does not grant to DMS any authority of any kind to bind Intersections in any respect whatsoever.

         (d) Governing Law. THE VALIDITY, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (e) Conflicting or Invalid Terms. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then each provision not so effected will remain in full force and effect.

         (f) No Waiver. No delay or omission by either party hereto to exercise any right or power occurring upon any non-compliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained. Unless otherwise stated, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

         (g) Notices. Under this Agreement, if one party is required to give notice to the other, such notice shall be deemed given if mailed by registered or certified first class mail, postage paid with return receipt requested, or if sent by telefacsimile, with receipt confirmed, and addressed as follows (or as subsequently noticed to the other party):

DIGITAL MATRIX SYSTEMS, INC.
15301 Spectrum Drive
Addison, TX 75001-6466
ATTN: Mr. David McGough
Facsimile: (972) 341-0020

INTERSECTIONS INC.
14930 Bogle Drive
Chantilly, VA 20151
ATTN: Mr. Ken Schwarz
Facsimile: (703) 488-6180

         (i) Binding Effect: No Assignment. This Agreement shall inure to the benefit of and be binding upon and enforceable against each party and its successors and assigns. Intersections may not sell, assign, convey, sublicense or transfer this Agreement or its rights or obligations hereunder without the prior written consent of DMS. Notwithstanding anything herein to the contrary, Intersections shall have the right to assign the Agreement and its rights hereunder to any of its Affiliates; provided, that, Intersections shall notify DMS in writing at least ten days in advance of any such transfer and deliver to DMS the instrument of assignment, satisfactory in form and substance to DMS and properly executed by both Intersections and its permitted assignee and; provided further, that Intersections shall at all times during this Agreement remain fully liable for all obligations it has or may have under this Agreement. Any assignment, transfer, conveyance or sublicense in violation of this paragraph shall be null and void.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, DMS and Intersections have caused this Agreement to be signed and delivered as of the date first written above.

                            DIGITAL MATRIX SYSTEMS, INC.

                            By:   /s/ David McGough
                                  ---------------------
                            Name: David McGough
                                  ---------------------
                            Title: President
                                   --------------------

                            INTERSECTIONS INC.

                            By:   /s/ Michael Stanfield
                                  ---------------------
                            Name: Michael Stanfield
                                  ---------------------
                            Title: 1/5/00
                                   --------------------

                    SCHEDULE A - LICENSED SOFTWARE SCHEDULE
                           (As modified as of 1-5-2000)

LICENSEE: INTERSECTIONS INC.:




The Schedule below is hereby made part of the Software License and Services Agreement dated 4/1 , 1999

                                                                       Maximum No. of
Description            Class      Specifications                       Concurrent Users
-----------            -----      --------------                       ----------------
Credit Toolkit(TM)       N/A        Version 0445 Release 34              3

Merge and Monitoring   N/A        "Credit Monitor" Release 33          N/A
System

Legend: Class + System Classification Ranked by DMS

Accepted by:                               Accepted by:

Digital Matrix Systems, INC.               Intersections Inc.

By:    /s/ David McGough                   By:    /s/ Michael Stanfield
       --------------------                       ---------------------
Name:  David McGough                       Name:  Michael Stanfield
       --------------------                       ---------------------
Title: President                           Title: CEO
       --------------------                       ---------------------
Date:  1/5/00                              Date:  1/5/00
       --------------------                       ---------------------

            [ ] Check box if superseded by subsequent modifications.

                                    EXHIBIT A
                        SUPPORT AND MAINTENANCE AGREEMENT


      This SUPPORT AND MAINTENANCE AGREEMENT (this "Agreement"), made and entered into this 6th day of January, 2000 by and between Digital Matrix Systems, Inc., a Texas corporation (hereinafter "DMS"), and Intersections Inc., a Delaware corporation (hereinafter "Intersections").

                              W I T N E S S E T H :

      WHEREAS, DMS and Intersections have entered into that certain Software License Agreement of even date herewith (the "License Agreement") whereby DMS has agreed to license to Intersections certain computer software products proprietary to DMS which enable Intersections to perform certain report monitoring and merging operations; and

      WHEREAS, in connection with the License Agreement, DMS and Intersections have agreed to enter into a separate agreement whereby DMS will provide maintenance and support services for the Licensed Software (as herein defined); and

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties, intending to be legally bound, agree as follows:

      Section 1. DEFINITIONS. For purposes of this Agreement, the following additional definitions will apply:

      (a) "Credit Toolkit(TM)" shall refer to DMS' proprietary Credit Toolkit(TM) computer software, which is described on Schedule A.

      (b) "Licensed Software" shall refer collectively to the Credit Toolkit(TM) and the Merge and Monitoring System listed on Schedule A attached hereto.

      (c) "Maintenance Term." The term of support and maintenance commences upon the date of this Agreement and, unless earlier terminated pursuant to the terms and conditions hereof, shall continue until the termination or expiration of Intersections' license in respect of either item of the Licensed Software.

      (d) "Merge and Monitoring System" shall refer to DMS' proprietary Merge and Monitoring System computer software, which is described on Schedule A attached hereto.

      (e) "Error." Either a failure of the Licensed Software to conform in all material respects to the Specifications, or a program or documentation defect in the Licensed Software resulting in (a) inability to use the Licensed Software,
(b) a critical adverse impact on Intersections' operations, or (c) damage to the integrity of Intersections' data base. However, any condition resulting from unauthorized maintenance to the Licensed Software; misuse of or damage to the

Licensed Software in any respect other than by personnel of DMS; hardware, components or software not provided by DMS; or the actions of Intersections, will not be considered an Error.

      (f) "Error Correction." Either a software modification or addition that, when made or added to the Licensed Software, corrects the Error, or a procedure or routine that, when observed in the regular operation of the Licensed Software, eliminates the practical adverse effect of the Error on Intersections.

      (g) "Enhancement." Any modification or addition that, when made or added to the License Software, materially changes its utility, efficiency, functional capability or application, but that does not constitute solely an Error Correction.

      (h) "Software Update." A subsequent version of the Licensed Software that includes Enhancements and/or Error Corrections.

      (i) "Specifications" shall refer to the functional performance parameters of the Licensed Software provided in writing by DMS to Intersections.

      (j) "Standard Business Hours." The hours between 8:30 A.M. and 5:30 P.M. Dallas, Texas Time on the days Monday through Friday, excluding regularly scheduled holidays of DMS.

      Section 2. SCOPE OF SERVICES. During the Maintenance Term and subject to the terms and conditions set forth herein, DMS will provide the basic support and maintenance services described in this Section 2 (the "Basic Maintenance Services") in support of the Licensed Software, during Standard Business Hours.

      (a)   In providing Basic Maintenance Services, DMS will:

            (i) Expend reasonable efforts to provide an Error Correction designed to solve or by-pass a reported Error. If such Error has been corrected in a Software Update, it will be necessary for Intersections to install and implement that Software Update; otherwise, the Error Correction will be provided in the form of a temporary fix, to be used until a Software Update containing the permanent Error Correction is available.

            (ii) Provide Intersections with Software Updates, if necessary, to support the Specifications. DMS will send to Intersections a copy of any such Software Update for a nominal fee equal to the cost of media and reasonable postage and handling charges.

            (iii) Provide telephone support related to the Licensed Software during Standard Business Hours.

            (iv) Provide those support services that DMS generally provides at no additional charge to other licensees of the Licensed Software when covered by Basic Maintenance Services.

            (v) Consult regarding the operation of the Licensed Software, the processes to perform certain credit reporting monitoring and merging operation at Intersections' premises, and the development of additional functionalities to the Licensed Software, during Standard Business Hours.

      (b) DMS will provide support and maintenance services beyond the level of Basic Maintenance Services upon which DMS and Intersections may agree on a time and materials basis at DMS' then-current standard rates.

      (c) DMS shall not be obligated to provide the Basic Maintenance Services unless and until all of the following conditions have been met: (i) Intersections shall have been unable to solve the problem despite Intersections' exercise of reasonable effort and diligence after consulting with DMS; (ii) the problem is the result of a reproducible program error or malfunction caused by DMS; (iii) the Licensed Software has not been changed, modified or damaged (excluding modifications made under the direct supervision of DMS); (iv) Intersections shall have installed and implemented Software Updates such that the version/release level of the Licensed Software is one supported by DMS pursuant to Section 2(d) below; and (v) Intersections shall have installed any hardware or software necessary for the proper operation of the Licensed Software and provided by DMS.

      (d) DMS shall have no obligation to support or maintain any version of the Licensed Software except (i) the then current release of the Licensed Software and (ii) the immediately preceding release of the Licensed Software for a period of six months after it is first superseded.

      Section 3. ENHANCEMENTS TO LICENSED SOFTWARE. Subject to Section 5(d), Intersections may at any time during the term of this Agreement request that DMS make Enhancements to the Licensed Software.

      Section 4. OWNERSHIP. Unless otherwise agreed to in writing by the parties, any modifications to the Licensed Software, including all intellectual property rights associated therewith, made or provided by DMS hereunder (whether alone or with any contribution from Intersections or its personnel) shall be owned exclusively by DMS. To the extent Intersections or its personnel may acquire any right or interest therein by operation of law, Intersections irrevocably assigns all such rights and interest exclusively to DMS. Intersections shall maintain and enforce agreements and policies with its personnel sufficient to give effect to the provisions of this Section 4.

      Section 5. FEES AND CHARGES.

      (a) The fees in consideration for DMS's agreement to provide Basic Maintenance Services hereunder are included as part of the consideration for DMS' execution of the License Agreement. Such fees shall be paid by Intersections in accordance with the schedule set forth in the License Agreement.

      (b) Subject to payment of any additional maintenance fees that may apply, Intersections may, from time to time, amend Schedule A to add maintenance for additional Licensed Programs. The amount of the maintenance fees for any Licensed Programs added to Schedule A after the execution of this Agreement shall be as specified in DMS' then current price list, which is subject to change without notice. Any other amendments to Schedule A shall be subject to payment of any additional maintenance fees that may apply as a result of such amendment. No modifications to Schedule A shall be effective unless and until an amended Schedule A is signed by both parties and all applicable maintenance and administrative fees have been paid.

      (c) Intersections will reimburse DMS for travel expenses (i.e. transportation, lodging and meals) and telephone expenses incurred by DMS under this Agreement in rendering services more than fifty (50) miles from DMS' headquarters in Dallas, Texas. DMS will provide backup documentation for expenses as requested by Intersections.

      (d) With respect to services provided by DMS pursuant to Section 3 hereof, DMS will notify Intersections within thirty (30) days after receiving Intersections' request whether it has determined that the Enhancement would be of sufficient interest to enough end-users that DMS intends to provide such modification as part of its regular maintenance service. Such notice shall specify an estimated date on which the Enhancement may be supplied. Otherwise, DMS will notify Intersections that it is determined that the Enhancement will be undertaken only on an individual basis and provide Intersections with a written estimate of the charges for performing such Enhancement. If Intersections accepts DMS' proposal by written notice, DMS agrees to perform the Enhancement for the estimated charges, plus out-of-pocket expenses for travel and materials. Intersections acknowledges that DMS may impose additional charges, calculated at its then-current time and material rates for work performed to accommodate revisions to the request for Enhancements if such revisions are requested by Intersections after Intersections accepts the estimate.

      Section 6. TERMINATION. (a) With respect to either the Credit Toolkit(TM) or the Merge and Monitoring System, the support and maintenance services hereunder will terminate immediately upon any termination or expiration of Intersections' license in respect of either item of such Licensed Software.

      (b) Either party may terminate this Agreement at any time in the event of a material breach of the terms hereof by the other party if such party shall fail to cure such material breach within thirty (30) days of receipt of written notice thereof. For purposes of this Agreement, and without limiting the foregoing, a material breach shall be deemed to have occurred upon an Insolvency Event (as defined in the License Agreement).

      (c) DMS may terminate this Agreement if Intersections fails to pay any amounts that are payable to DMS under this Agreement or the License Agreement within ten (10) days after any such amount becomes due. The requirement to pay within ten days is waived for payments due prior to January 31, 2000 as long as Intersections has paid all prior due payments by January 31, 2000.

      (d) Upon written notice to Intersections, DMS shall have the right to discontinue providing the support and maintenance services in respect of either the Credit Toolkit(TM) or the Merge and Monitoring System if: (i) the version of such item of Licensed Software being used by Intersections is no longer supported by DMS as provided in Section 2(d) of this Agreement; and (ii) Intersections shall fail to install a version of such item of Licensed Software that is currently being supported within 30 days after Intersections' receipt of such notice.

      Section 7. LIMITATION OF LIABILITY AND REMEDIES. (a) DMS MAKES NO WARRANTIES HEREUNDER, EITHER EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

      (b) The total liability of DMS for all claims, whether in contract, tort or otherwise, arising out of, connected with, or resulting from any performance or nonperformance hereunder shall not exceed the fees allocable to the service which gives rise to the claim. IN NO EVENT SHALL DMS BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF REVENUE, CLAIMS OF CUSTOMERS FOR SERVICE INTERRUPTIONS OR FAILURE OF SUPPLY, AND COSTS AND EXPENSES INCURRED IN CONNECTION WITH LABOR, OVERHEAD, TRANSPORTATION, INSTALLATION, OR REMOVAL OF EQUIPMENT OR PROGRAMMING OR SUBSTITUTE FACILITIES OR SUPPLY SOURCES.

      Section 8. MISCELLANEOUS. (a) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter, and supersedes any and all related prior understanding and agreements, oral or written. This Agreement cannot be modified or amended except in writing signed by both parties.

      (b) Force Majeure. DMS shall be excused from delays in performing or from its failure to perform hereunder, and such delays or failures shall not constitute breaches of this Agreement, to the extent that such delays or failures result from causes beyond its reasonable control, including but not limited to labor disputes, strikes, or other labor or industrial disturbances, acts of God, floods, lightening, shortages of materials, utility or communication failures, earthquakes, casualty, war, riots, insurrections, embargoes, regulations or orders from any government, agency or subdivision thereof; provided that, in order to be excused from delay or failure to perform, DMS must act diligently to remedy the cause of such delay or failure.

      (c) No Agency. DMS, in furnishing services to Intersections, is providing services as an independent contractor. DMS does not undertake by this Agreement or otherwise to perform any obligation of Intersections, whether by regulation or contract. In no way is DMS to be construed as the agent or acting as the agent of Intersections in any respect, all other provisions of this Agreement notwithstanding.

      (d) Governing Law. THE VALIDITY, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      (e) Dispute Resolution. Any dispute between DMS and Intersections under this Agreement or involving its interpretations or obligations shall be determined in accordance with the dispute resolution provisions of the License Agreement, which provisions are incorporated herein by reference.

      (f) Conflicting or Invalid Terms. To the extent any provisions of this Agreement are inconsistent, or in conflict, with any of the provisions of the License Agreement, the terms of the License Agreement shall control. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then each provision not so effected will remain in full force and effect.

      (g) No Waiver. No delay or omission by either party hereto to exercise any right or power occurring upon any non-compliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained. Unless otherwise stated, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

      (h) Notices. Under this Agreement, if one party is required to give notice to the other, such notice shall be deemed given if mailed by registered or certified first class mail, postage paid with return receipt requested, or if sent by telefacsimile, with receipt confirmed, and addressed as follows (or as subsequently noticed to the other party):



      DIGITAL MATRIX SYSTEMS, INC.
      15301 Spectrum Drive
      Dallas, TX 75001-6466
      ATTN: Mr. David McGough
      Telefacsimile: (972) 341-0020

      INTERSECTIONS INC.
      14930 Bogle Drive
      Chantilly, VA 20151
      ATTN: Mr. Ken Schwarz
      Telefacsimile: (703) 488-6180

      (i) Binding Effect; No Assignment. This Agreement shall inure to the benefit of and be binding upon and enforceable against each party and its successors and assigns. Intersections may not sell, assign, convey, sublicense or transfer this Agreement or its rights or obligations hereunder through merger, acquisition, sale of all or substantially all of Intersections' assets, or otherwise without the prior written consent of DMS. Any assignment, transfer, conveyance or sublicense in violation of this paragraph shall be null and void.

      IN WITNESS WHEREOF, DMS and Intersections have caused this Agreement to be signed and delivered as of the date first written above.

DIGITAL MATRIX SYSTEMS, INC.

By:  /s/ David McGough
     --------------------------------
Name: David McGough
     --------------------------------
Title: President
     --------------------------------


INTERSECTIONS INC.

By:  /s/ Michael Stanfield
     --------------------------------
Name: Michael Stanfield
     --------------------------------

Title: CEO
     --------------------------------

                                   SCHEDULE A

Licensed Programs:

Credit Toolkit(TM)
Merge and Monitoring System





Accepted by:                            Accepted by:

Digital Matrix Systems, Inc.            Intersections Inc.

By:   /s/ David McGough                 By: /s/ Michael Stanfield
     ----------------------------          ----------------------------------
Name:     David McGough                 Name: Michael Stanfield
     ----------------------------            --------------------------------
Title: President                        Title: CEO
     ----------------------------            --------------------------------
Date: 1/5/00                            Date: 1/5/99
     ----------------------------            --------------------------------







[ ]Check box if superseded by subsequent modifications.

                              ADDENDUM TO CONTRACT

In consideration for DMS' agreement to amend the April 1, 2999, Software License Agreement to reduce the term to December 31, 2006, eliminate the cancellation provision and to adjust the monthly payment to reflect the changes in Intersections business, Intersections agrees to pay a one time fee of $2,800,000 on or before January 31, 2002. This amendment is contingent upon the completion of financing by Intersections on or before January 31, 2002, and Intersections payment to DMS. The amendment is as follows:

SECTION 9 OF THE LICENSE AGREEMENT IS STRUCK AND REPLACE WITH THE FOLLOWING
CLAUSE:

     SECTION 9. Consideration.

In Consideration for the license granted and the Services performed hereunder, Intersections shall pay to DMS beginning April 1, 1999 and ending on December 31, 2001, monthly installments of $125,000 each within ten days following the end of each month, the first payment of which shall be due within ten days following April 30, 1999. For the period January 1, 2002 to December 31, 2003 the monthly installment will be $60,000 and for the period January 1, 2004 to December 31, 2006 the payment will be $50,000 per month. No additional consideration shall be due or owing by Intersections under the License Agreement.


SECTION 5 OF THE LICENSE AGREEMENT IS REVISED AS FOLLOWS:

SECTION 5. Term.

The term of the license to the License Software commences on April 1, 1999 and, unless earlier terminated pursuant to the terms and conditions hereof or renewed for additional two year terms with six months notice, will terminate as of December 31, 2006.


SECTION 14(a) OF THE LICENSE AGREEMENT IS REVISED AS FOLLOWS:

     (a) The "rate of $125,000 per month" is modified to "the current rate per month"


All other provisions of the License Agreement shall remain unchanged. This Addendum shall have no effect and the original terms of the License Agreement shall apply in all respects

/s/ Kenneth D. Schwarz                                   11/16/01
----------------------------------               ---------------------------
Kenneth D. Schwarz                               Date
Chief Financial Officer
Intersections Inc.


/s/ David McGough                                        11/16/01
----------------------------------               ---------------------------
David McGough                                    Date
President
Digital Matrix Systems Inc. (DMS)